EXHIBIT 11
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                                     PARKER-HANNIFIN CORPORATION

                                               FORM 10-Q
                              COMPUTATION OF EARNINGS PER COMMON SHARE
                           (Dollars in thousands, except per share amounts)
                                               (Unaudited)


                                                   Three Months Ended               Six Months Ended
                                                       December 31,                    December 31,
                                                    1995       1994 (A)              1995       1994 (A)
Net income applicable to common shares      $     48,396   $     41,084      $    105,771   $     84,733
                                            ============   ============      ============   ============

Weighted average common shares outstanding
   for the period                             74,157,805     73,692,056        74,114,333     73,572,656

Increase in weighted average from dilutive
   effect of exercise of stock options           488,250        567,329           649,986        536,192
                                            ____________   ____________      ____________   ____________

Weighted average common shares, assuming
   issuance of the above securities           74,646,055     74,259,385        74,764,319     74,108,848
                                            ============   ============      ============   ============

Earnings per common share:

     Primary                                $        .66   $        .56      $       1.43   $       1.15

     Fully diluted (B)                      $        .64   $        .55      $       1.41   $       1.14


(A) Weighted average shares and earnings per share have been restated for the 3-shares-for-2 common stock split paid June 2, 1995.

(B) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11)
    although not required for income statement presentation because it results in dilution of less than 3 percent.
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